EXHIBIT 10.4
Cadence Design Systems, Inc.
Restricted Stock Unit Award Agreement
1995 Directors Stock Incentive Plan

Cadence Design Systems, Inc. (the “Company”), pursuant to the 1995 Directors Stock Incentive Plan, as amended and restated (the “Plan”), hereby grants you (the “Non-Employee Director”) a Restricted Stock Units Award (the “Award”) as set forth below. This Award is subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement, including the additional terms and conditions for the Non-Employee Director’s country, if any, contained in the appendix attached hereto (the “Country Provisions”) (collectively, (this “Agreement”) and in the Plan; provided, however, if there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement will govern. Capitalized terms that are not defined herein will have the meanings set forth in the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock (as adjusted from time to time pursuant to the Plan) subject to the fulfillment of the vesting and other conditions set forth in this Agreement.

Non-Employee Director:    [Insert Full Name]
ID Number:    [•]
Restricted Stock Unit Award Number:    [•]
Date of Award:    [DATE]
Vesting Commencement Date:    [DATE]
Number of Shares Subject to Restricted Stock Unit Award: [•]

Vesting Schedule: 100% of the Restricted Stock Units shall vest in on the earlier to occur of (i) the first anniversary of the Date of Award and (ii) the date of the next Annual Meeting of Stockholders that follows the Date of Award (the “Vesting Date”), provided that the recipient has provided continuous service as a member of the Board for the period beginning on the Date of Award and ending on the Vesting Date.

Settlement. Each vested Restricted Stock Unit will be settled by the delivery of one share of Common Stock (subject to adjustment under the Plan) to the Non-Employee Director or, in the event of the Non-Employee Director’s death, to the Non-Employee Director’s estate or heirs, on the applicable vesting date; provided that the Non-Employee Director has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. No fractional shares will be issued under this Agreement.
Status of Award. Until the Restricted Stock Units vest and are converted into shares of Common Stock and such shares of Common Stock are issued to the Non-Employee Director pursuant to the terms of this Agreement, the Non-Employee Director will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the Award (including, without limitation, any voting or dividend rights with respect to such shares). Following the conversion of the Restricted Stock Units to shares of Common Stock and the issuance of such shares to the Non-Employee Director hereunder, the Non-Employee Director will be recorded as a stockholder of the Company with respect to such shares and will have all voting rights and rights to dividends and other distributions with respect to such shares.
Termination of Service as a Director. In the event of the termination of the Non-Employee Director’s service on the Board for any reason, the Non-Employee Director’s Restricted Stock Units will immediately cease to vest and any rights to the underlying shares of Common Stock will be forfeited on the effective date of termination of his or her service on the Board. The Non-Employee Director’s service on the Board will be deemed to have terminated effective as of the date the Non-Employee Director is no longer serving on the Board. The Board or its designated Committee will have the exclusive discretion to determine when the Non-Employee Director’s service on the Board has terminated for purposes of the Award. Further, the Board or its designated Committee will have the exclusive discretion to determine whether and to what extent a Non-Employee Director’s continued service with the Company in a capacity other than Board membership will result in continued vesting of the Award.
Upon termination, all unvested Restricted Stock Units subject to this Award that are forfeited by the Non-Employee Director will be cancelled and surrendered to the Company without payment of any consideration. For avoidance of doubt in the event of the occurrence of a Change in Control, provided the Non-Employee Director’s service to the Board continues through the date of a Change in Control, all restrictions on the Award will lapse immediately prior to a Change in Control.
Board Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement will be determined by the Board or its designated Committee in its sole and absolute discretion. Such decision will be final and binding.
Transfer Restrictions. Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Restricted Stock Units or shares subject to the Award prior to the date such shares of Common Stock are issued to the Non-Employee Director pursuant to this Agreement will be strictly prohibited and void.
Securities Law Compliance. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales or other subsequent transfers of any shares of Common Stock issued as a result of or under this Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the U.S. Securities Act, or any other similar applicable law (whether U.S. or foreign law) covering the Award and/or the shares of Common Stock underlying the Award, (iii) restrictions designed to delay and/or coordinate the timing and manner of sales by participants, and (iv) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the shares of Common Stock must also comply with other applicable laws and regulations governing the sale of such shares.
Insider Trading / Market Abuse Laws. By participating in the Plan, the Non-Employee Director agrees to comply with the Company’s Securities Trading Policy. Further, the Non-Employee Director acknowledges that, depending on the Non-Employee Director country, the Non-Employee Director may be subject to insider trading restrictions and/or market-abuse laws, which may affect his or her ability to sell the shares of Common Stock during such times as he or she is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions or the Non-Employee Director’s country). Any restrictions under these laws or regulations are in addition to any restrictions that may be imposed under the Company’s Securities Trading Policy. The Non-Employee Director understands and agrees that he or she should consult his or her personal legal advisor for details regarding any insider trading restrictions and/or market-abuse laws in his or her country and that the Non-Employee Director is solely responsible for complying with such laws or regulations.
Certain Conditions of the Award. By accepting the Award, the Non-Employee Director acknowledges and agrees that:

(a)The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)The grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted in the past. All decisions with respect to future award grants, if any, will be at the sole discretion of the Company;
(c)The Non-Employee Director’s participation in the Plan will not create a right to further service on the Board and will not interfere with the general manner in which Non-Employee Directors are elected to the Board;
(d)The Award and the Non-Employee Director’s participation in the Plan will not be interpreted to form an employment contract or service contract or relationship with the Company;
(e)The Non-Employee Director is voluntarily participating in the Plan;
(f)The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; and
(g)The Company will not be liable for any foreign exchange rate fluctuation between the Non-Employee Director’s local currency and the United States dollar that may affect the value of the Award or of any amounts due to the Non-Employee Director pursuant to the settlement of the Award or the subsequent sale of any shares of Common Stock acquired upon settlement.
Responsibility for Taxes. The Non-Employee Director acknowledges that the ultimate liability for all tax-related items related to the Non-Employee Director’s participation in the Plan (the “Tax-Related Items”) is and remains the Non-Employee Director’s responsibility. The Non-Employee Director further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement, or the receipt of any dividends, and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Non-Employee Director’s liability for Tax-Related Items or achieve any particular tax result. The Company may take such action as it deems appropriate to ensure that all Tax-Related Items, which are the Non-Employee Director’s sole and absolute responsibility, are withheld or collected from the Non-Employee Director, if and to the extent required by applicable laws. Further, if the Non-Employee Director has become subject to tax in more than one jurisdiction between the Date of Award and the date of any relevant taxable event, the Non-Employee Director acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock if the Non-Employee Director fails to comply with his or her obligations in connection with the Tax-Related Items.
Data Privacy Notice and Consent.
(a)The Non-Employee Director explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the paragraph below of this Agreement and any other Plan documents (collectively, the “Data”) by the Company for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.
(b)The Non-Employee Director understands that Data may include certain personal information about him or her including, but not limited to, the Non-Employee Director’s name, home address, email address and telephone number, date of birth, social insurance number, passport number, or other identification number (e.g., resident registration number), fees, nationality, any shares of Common Stock or directorships held in the Company, details of all Restrictive Stock Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, purchased, vested, unvested or outstanding in his or her favor.
(c)The Non-Employee Director understands that Data will be transferred to E*TRADE Corporate Financial Services, Inc. and its affiliated companies, Charles Schwab & Co. and its affiliated companies, or such other equity plan service provider as may be selected by the Company or by the Participant (with the Company’s approval) presently or in the future (the “Designated Broker”), which is assisting the Company with the implementation, administration and management of the Plan. The Non-Employee Director understands that the recipients of Data may be located in the Non-Employee Director’s country or elsewhere and that the recipient’s country may have different data privacy laws and protections than the Non-Employee Director’s country. The Non-Employee Director may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.
(d)The Non-Employee Director authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Non-Employee Director’s participation in the Plan. The Non-Employee Director understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Non-Employee Director understands that he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents in this Agreement, in any case without cost, by contacting the Office of the General Counsel. The Non-Employee Director understands that he or she is providing the consents in this Agreement on a purely voluntary basis. If the Non-Employee Director does not consent, or if he or she later seeks to revoke his or her consent, the Non-Employee Director’s status and service with the Company will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Restricted Stock Units to the Non-Employee Director, or administer or maintain the Restricted Stock Units. Therefore, the Non-Employee Director understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Non-Employee Director’s refusal to consent or withdrawal of consent, the Non-Employee Director understands that he or she may contact the Office of the General Counsel.
(e)Upon request of the Company, the Non-Employee Director agrees to provide any other executed data privacy consent form or agreement that the Company may deem necessary to obtain under the data privacy laws in his or her country, either now or in the future. The Non-Employee Director understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.

Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder will be given in writing and will be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Non-Employee Director by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to this Agreement or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Non-Employee Director electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)Consent to Electronic Delivery. The Non-Employee Director acknowledges that the Non-Employee Director has read the “Delivery of Documents and Notices” section of this Agreement and consents to the electronic delivery of the Plan documents and Agreement, as described in this section. The Non-Employee Director acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Non-Employee Director by contacting the Company by telephone or in writing. The Non-Employee Director further acknowledges that the Non-Employee Director will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Non-Employee Director understands that the Non-Employee Director must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Non-Employee Director may revoke his or her consent to the electronic delivery of documents described in this section or may change the electronic mail address to which such documents are to be delivered (if Non-Employee Director has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Non-Employee Director understands that he or she is not required to consent to electronic delivery of documents as described in this section.
Language. By accepting the Award, the Non-Employee Director acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English to allow the Non-Employee Director to understand the terms and conditions of this Agreement and Plan. If the Non-Employee Director has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.
Governing Law; Venue. This Agreement will be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this

Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
Foreign Asset / Account Reporting Requirements; Exchange Controls. The Non-Employee Director acknowledges that his or her country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect Non-Employee Director’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any sale proceeds or dividends paid on shares of Common Stock acquired under the Plan). The Non-Employee Director may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Non-Employee Director also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Non-Employee Director acknowledges that it is his or her responsibility to be compliant with such regulations and the Non-Employee Director should consult his or her personal legal advisor for any details.
Country Provisions. The grant of this Award will be subject to any additional terms and conditions set forth in any Country Provisions to this Agreement for the Non-Employee Director’s country. Moreover, if the Non-Employee Director relocates to, or becomes a resident of, one of the countries included in the Country Provisions, the additional terms and conditions for such country will apply to the Non-Employee Director to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Provisions constitutes part of this Agreement.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Non-Employee Director’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Non-Employee Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Waiver. The Non-Employee Director acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Non-Employee Director or any other participant.

[signature page follows]

Acceptance. You are deemed to have accepted the Award, and the terms and conditions thereof, unless you notify the Company to the contrary within 30 days hereafter.

Cadence Design Systems, Inc.
By: ______________________________________
John Wall
Senior Vice President and Chief Financial Officer

Date:

Acknowledged and Agreed
______________________________________
[NAME]

APPENDIX
Restricted Stock Unit Award Agreement
Country Provisions for Non-Employee Director Restricted Stock Unit Award Agreement
TERMS AND CONDITIONS
These Country Provisions include additional terms and conditions that govern the Award granted to the Non-Employee Director under the Plan if the Non-Employee Director provides services and/or resides in one of the countries listed below.  If the Non-Employee Director is a citizen or resident of a country other than the one in which the Non-Employee Director is currently residing (or is considered as such for local law purposes), or if the Non-Employee Director transfers residency to a different country after the Award is granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Non-Employee Director.
Certain capitalized terms used but not defined in these Country Provisions have the meanings set forth in the Plan and/or the Agreement.
NOTIFICATIONS
These Country Provisions also includes notifications regarding exchange controls, securities laws and certain other issues of which the Non-Employee Director should be aware with respect to the Non-Employee Director’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of October 2025. Such laws are often complex and change frequently. As a result, the Non-Employee Director understands that he or she should not rely on the notifications contained in these Country Provisions as the only source of information relating to the consequences of the Non-Employee Director’s participation in the Plan because the information may be out-of-date at the time the Non-Employee Director vests in the Award or sells any shares of Common Stock obtained upon such vesting.
In addition, the notifications contained in these Country Provisions are general in nature, may not apply to the Non-Employee Director’s particular situation and relate to the Non-Employee Director’s personal obligations with respect to participation in the Plan and, as a result, the Company is not in a position to assure the Non-Employee Director of any particular result. Accordingly, the Non-Employee Director should seek appropriate professional advice as to how the relevant laws in the Non-Employee Director’s country may apply to the Non-Employee Director’s individual situation.
If the Non-Employee Director is a citizen or resident of a country other than the one in which the Non-Employee Director is currently residing (or is considered as such for local law purposes), or if the Non-Employee Director relocates to a different country after the Award is granted, the notifications contained in these Country Provisions may not be applicable to the Non-Employee Director in the same manner.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Non-Employee Director’s participation in the Plan, or his or her acquisition or sale of the shares of Common Stock subject to the Award. The Non-Employee Director understands and agrees that he or she should consult with his or her personal tax, legal and financial advisors regarding the Non-Employee Director’s participation in the Plan before taking any action related to the Plan.

BELGIUM
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Non-Employee Director is required to report any securities (e.g., Shares) or bank accounts (including brokerage accounts) held outside Belgium on his or her annual tax return. The first time the Non-Employee Director reports the foreign security and/or bank accounts, the Non-Employee Director will have to provide the National Bank of Belgium Central Contact Point with the account number, the name of the bank and the country in which the account was opened in a separate form. The form, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the caption Kredietcentrales / Centrales des crédits.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by the Non-Employee Director through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when shares of Common Stock acquired under the Plan are sold. The Non-Employee Director should consult his or her personal tax or financial advisor for additional details.
Annual Securities Accounts Tax Information. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., shares of Common Stock acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations apply depending on whether the securities account is held with a Belgian or foreign financial institution. The Non-Employee Director understands the Non-Employee Director should consult his or her personal tax advisor for more information regarding the Non-Employee Director’s annual securities accounts tax payment obligations.

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